UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted or Deferred Stock. On February 4, 2009, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Philip Morris International Inc. (the “Company”) approved the grant of shares of restricted or deferred stock under the Philip Morris International Inc. 2008 Performance Incentive Plan (the “2008 Performance Incentive Plan”) to the following executive officers in the amounts indicated below:

Name	Shares of Restricted or Deferred Stock
Andre Calantzopoulos	126,040
Louis C. Camilleri	404,820
Jean-Claude Kunz	48,850
Hermann G. Waldemer	67,910
Charles R. Wall	88,470

All shares vest on February 9, 2012, except that 25,000 of the shares granted to Mr. Calantzopoulos vest on February 13, 2014. Forms of the restricted and deferred stock agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The maximum award amounts for the restricted and deferred stock awards were determined based on a performance incentive pool equal to 0.75% of the adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual award amounts are limited to the maximum defined in the 2008 Performance Incentive Plan of 1,000,000 shares.

Annual Incentive Awards. On February 4, 2009, the Committee approved annual incentive awards for 2008, payable in cash, to the following executive officers, in the amounts indicated below:

Name	Annual Incentive Award
Andre Calantzopoulos	CHF	4,357,626	$3,781,184	(1)
Louis C. Camilleri		$9,450,000
Jean-Claude Kunz	CHF	2,209,316	$1,917,060	(1)
Hermann G. Waldemer	CHF	2,841,930	$2,465,990	(1)
Charles R. Wall		$3,100,000

(1) Annual Incentive Awards earned in Swiss francs are converted to U.S. dollars using the average conversion rate on February 4, 2009 of $1.00 = 1.15245 CHF.

The maximum award amounts for the 2008 annual incentive awards were determined based on a performance incentive pool equal to 0.6% of the 2008 adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual award amounts are limited to the shareholder-approved maximum defined in the 2008 Performance Incentive Plan of $12.0 million.

Base Salaries. On February 4, 2009, the Committee approved the following base salaries, effective April 1, 2009, for the following executive officers in the amounts indicated below:

Name	Base Salary Amount
Andre Calantzopoulos	CHF	1,384,682	$1,201,512	(1)
Jean-Claude Kunz	CHF	1,054,560	$ 915,059	(1)
Hermann G. Waldemer	CHF	1,073,800	$ 931,753	(1)
Charles R. Wall		$1,122,000

(1) Base salaries earned in Swiss francs are converted to U.S. dollars using the average conversion rate on February 4, 2009 of $1.00 = 1.15245 CHF.

There was no change in Mr. Camilleri’s base salary of $1,500,000.

Future Programs

On February 4, 2009, the Committee approved the formula for determining the maximum award amounts for 2010 restricted and deferred stock awards. The formula reflects the Company’s intention to qualify, to the extent possible, stock awards made to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum restricted stock award grant value amounts for the 2010 restricted and deferred stock awards are determined based on a performance incentive pool equal to 0.75% of the adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual awards are limited to the maximum defined in the 2008 Performance Incentive Plan of one million shares.

At the conclusion of 2009, the performance pool for the 2010 restricted and deferred stock awards will be calculated and divided among the covered officers. The Chairman and Chief Executive Officer’s maximum award is equal to one-third of the pool and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of the pool, in each case, subject to the individual maximum defined in the 2008 Performance Incentive Plan.

In addition, on February 4, 2009, the Committee approved the formula for determining the maximum award amounts for 2009 annual incentive awards. The formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amounts are determined based on a performance incentive pool equal to 0.6% of 2009 adjusted net earnings. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual award amounts are limited to the shareholder-approved maximum set forth in the 2008 Performance Incentive Plan of $12.0 million.

At the conclusion of 2009, the annual performance pool will be calculated and divided among the covered officers. The Chairman and Chief Executive Officer’s maximum award under the plan is limited to one-third of the pool, and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of the remaining pool, in each case, subject to the individual maximums defined in the 2008 Performance Incentive Plan.

The Company will provide additional information regarding the compensation of its executive officers in its proxy statement for the 2009 Annual Meeting of Shareholders, which will be issued in March 2009.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. PENN HOLSENBECK

Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: February 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement